Facebook Reports First Quarter 2016 Results and Announces Proposal for New Class of Stock

MENLO PARK, Calif. – April 27, 2016 – Facebook, Inc. (NASDAQ: FB) today reported financial results for the quarter ended March 31, 2016.

"We had a great start to the year," said Mark Zuckerberg, Facebook founder and CEO. "We're focused on our 10 year roadmap to give everyone in the world the power to share anything they want with anyone."

We also announced today that our board of directors has approved a proposal to amend and restate our existing certificate of incorporation to create a new class of non-voting capital stock, known as the Class C capital stock. If the proposal is approved, we intend to issue two shares of Class C capital stock as a one-time stock dividend in respect of each outstanding share of our Class A and Class B common stock. This proposal is designed to create a capital structure that will, among other things, allow us to remain focused on Mr. Zuckerberg's long-term vision for our company and encourage Mr. Zuckerberg to remain in an active leadership role at Facebook. The adoption of the proposal is subject to the approval of our stockholders at our 2016 Annual Meeting of Stockholders to be held on June 20, 2016, and the record date for the payment of the Class C stock dividend would be set by the board of directors at a later date. More information will be available on our Investor Relations site and in our forthcoming proxy statement to be filed today.

First Quarter 2016 Financial Summary

	Three Months Ended March 31,
In millions, except percentages and per share amounts	2016	2015
Revenue	$5,382	$3,543
Income from Operations
GAAP	$2,009	$933
Non-GAAP*	$2,977	$1,840
Operating Margin
GAAP	37%	26%
Non-GAAP*	55%	52%
Net Income
GAAP	$1,510	$512
Non-GAAP*	$2,229	$1,189
Diluted Earnings per Share (EPS)
GAAP	$0.52	$0.18
Non-GAAP*	$0.77	$0.42

*
Non-GAAP financial measures exclude amortization of intangible assets, share-based compensation and related payroll tax expenses. Non-GAAP net income and EPS also exclude the income tax effects of these non-GAAP adjustments. See the table below titled "Reconciliation of GAAP to Non-GAAP Results."

First Quarter 2016 Operational Highlights

•	Daily active users (DAUs) – DAUs were 1.09 billion on average for March 2016, an increase of 16% year-over-year.

•	Mobile DAUs – Mobile DAUs were 989 million on average for March 2016, an increase of 24% year-over-year.

•	Monthly active users (MAUs) – MAUs were 1.65 billion as of March 31, 2016, an increase of 15% year-over-year.

•	Mobile MAUs – Mobile MAUs were 1.51 billion as of March 31, 2016, an increase of 21% year-over-year.

First Quarter 2016 Financial Highlights

	GAAP		Year-over-Year % Change
	Three Months Ended March 31,
In millions, except percentages and per share amounts	2016	2015
Revenue:
Advertising(1)	$5,201	$3,317	57%
Payments and other fees	181	226	(20)%
Total revenue(2)	5,382	3,543	52%
Total costs and expenses	3,373	2,610	29%
Income from operations	$2,009	$933	115%
Operating margin	37%	26%
Provision for income taxes	555
Effective tax rate	27%
Net income	$1,510	$512	195%
Diluted EPS	$0.52	$0.18	189%
(1) Excluding the impact of year-over-year changes in foreign exchange rates, advertising revenue would have increased by 63%.
(2) Excluding the impact of year-over-year changes in foreign exchange rates, total revenue would have increased by 58%.

	Non-GAAP		Year-over-Year % Change
	Three Months Ended March 31,
In millions, except percentages and per share amounts	2016	2015
GAAP revenue	$5,382	$3,543	52%
Total costs and expenses	2,405	1,703	41%
Income from operations	$2,977	$1,840	62%
Operating margin	55%	52%
Effective tax rate	27%
Net income	$2,229	$1,189	87%
Diluted EPS	$0.77	$0.42	83%

First Quarter 2016 Other Financial Highlights

•
Mobile advertising revenue – Mobile advertising revenue represented approximately 82% of advertising revenue for the first quarter of 2016, up from 73% of advertising revenue in the first quarter of 2015.

•	Capital expenditures – Capital expenditures for the first quarter of 2016 were $1.13 billion.

•	Cash and cash equivalents and marketable securities – Cash and cash equivalents and marketable securities were $20.62 billion at the end of the first quarter of 2016.

•	Free cash flow – Free cash flow for the first quarter of 2016 was $1.85 billion.

Webcast and Conference Call Information

Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast of Facebook's earnings release call can be accessed at investor.fb.com, along with the earnings press release, financial tables and slide presentation. Facebook uses the investor.fb.com and newsroom.fb.com websites as well as Mark Zuckerberg's Facebook Page (https://www.facebook.com/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (404) 537-3406 or +1 (855) 859-2056, conference ID 77447218.

About Facebook

Founded in 2004, Facebook’s mission is to give people the power to share and make the world more open and connected. People use Facebook to stay connected with friends and family, to discover what’s going on in the world, and to share and express what matters to them.

Additional Information and Where to Find it

This press release may be deemed to be solicitation material with respect to the solicitation of proxies from our stockholders for our 2016 Annual Meeting of Stockholders (2016 Annual Meeting). We intend to file with the U.S. Securities and Exchange Commission (SEC) and make available to our stockholders of record on April 29, 2016 a proxy statement containing important information about a proposal to amend and restate our existing certificate of incorporation to provide for a new class of non-voting capital stock and potentially declare a dividend of two shares of that new class of capital stock for each outstanding share of our existing capital stock (the Reclassification Proposal) and certain other matters to be considered by our stockholders at our 2016 Annual Meeting. BEFORE MAKING ANY VOTING DECISION, OUR STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE RECLASSIFICATION PROPOSAL AND CERTAIN OTHER MATTERS TO BE CONSIDERED AT THE 2016 ANNUAL MEETING.

Investors will be able to obtain the proxy statement and other relevant materials, when available, free of charge at the SEC’s website (http://www.sec.gov). In addition, documents filed with the SEC by us, including the proxy statement when available, and the Annual Report on Form 10-K for the year ended December 31, 2015, will be available free of charge from us at our website at http://investor.fb.com.

Participants in the Solicitation

We and our directors, nominees, and executive officers may be deemed to be participants in the solicitation of proxies from our stockholders with respect to the matters to be considered at the 2016 Annual Meeting, including the Reclassification Proposal. Information regarding the names, affiliations, and direct or indirect interests (by security holdings or otherwise) of these persons will be described in the proxy statement to be filed with the SEC.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Vanessa Chan
press@fb.com / newsroom.fb.com

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on mobile operating systems, networks, and standards that we do not control; risks associated with new product development and their introduction as well as other new business initiatives; our emphasis on user growth and engagement and the user experience over short-term financial results; competition; litigation; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Annual Report on Form 10-K filed with the SEC on January 28, 2016, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016. In addition, please note that the date of this press release is April 27, 2016, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: revenue excluding foreign exchange effect and advertising revenue excluding foreign exchange effect; non-GAAP costs and expenses; non-GAAP income from operations; non-GAAP net income; non-GAAP diluted shares; non-GAAP diluted earnings per share; non-GAAP operating margin; non-GAAP effective tax rate; and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically amortization of intangible assets, share-based compensation expense, and payroll tax related to share-based compensation expense, and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
We exclude the following items from one or more of our non-GAAP financial measures:
Amortization of intangible assets. We amortize intangible assets acquired in connection with acquisitions. We exclude these amortization expenses because we do not believe these expenses are reflective of ongoing operating results in the period. These amounts arise from our prior acquisitions and have no direct correlation to the operation of our business.

Share-based compensation expense. We exclude share-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC 718, we believe that providing non-GAAP financial measures that exclude this expense allows investors to make more meaningful comparisons between our operating results and those of other companies. Accordingly, we believe that excluding this expense provides investors and management with greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.
Payroll tax expense related to share-based compensation. We exclude payroll tax expense related to share-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding share-based compensation expense had on our operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to share-based compensation expense, we believe that excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies.
Income tax effect of amortization of intangible assets, share-based compensation and related payroll tax expenses. We believe excluding the income tax effect of non-GAAP adjustments assists investors and management in understanding the tax provision related to those adjustments and provides useful supplemental information regarding the underlying performance of our business operations.
Foreign exchange effect on revenue. We translated revenue for the three months ended March 31, 2016 using the prior year's monthly exchange rates for our settlement currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.
Purchases of property and equipment. We subtract purchases of property and equipment in our calculation of free cash flow because we believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business.
For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2016	2015
Revenue	$5,382	$3,543
Costs and expenses:
Cost of revenue	838	654
Research and development	1,343	1,062
Marketing and sales	826	620
General and administrative	366	274
Total costs and expenses	3,373	2,610
Income from operations	2,009	933
Interest and other income/(expense), net	56	(1)
Income before provision for income taxes	2,065	932
Provision for income taxes	555	420
Net income	$1,510	$512
Less: Net income attributable to participating securities	5	3
Net income attributable to Class A and Class B common stockholders	$1,505	$509
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$0.53	$0.18
Diluted	$0.52	$0.18
Weighted average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,843	2,784
Diluted	2,888	2,836
Share-based compensation expense included in costs and expenses:
Cost of revenue	$22	$17
Research and development	586	566
Marketing and sales	82	72
General and administrative	57	48
Total share-based compensation expense	$747	$703
Payroll tax expenses related to share-based compensation included in costs and expenses:
Cost of revenue	$2	$1
Research and development	29	17
Marketing and sales	5	4
General and administrative	5	3
Total payroll tax expenses related to share-based compensation	$41	$25
Amortization of intangible assets included in costs and expenses:
Cost of revenue	$44	$44
Research and development	9	10
Marketing and sales	104	102
General and administrative	23	23
Total amortization of intangible assets	$180	$179

FACEBOOK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$6,456	$4,907
Marketable securities	14,165	13,527
Accounts receivable, net of allowances for doubtful accounts of $63 and $68 as of March 31, 2016 and December 31, 2015, respectively	2,348	2,559
Prepaid expenses and other current assets	843	659
Total current assets	23,812	21,652
Property and equipment, net	6,467	5,687
Intangible assets, net	3,067	3,246
Goodwill	18,029	18,026
Other assets	700	796
Total assets	$52,075	$49,407

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$149	$196
Partners payable	216	217
Accrued expenses and other current liabilities	1,389	1,449
Deferred revenue and deposits	55	56
Current portion of capital lease obligations	—	7
Total current liabilities	1,809	1,925
Capital lease obligations, less current portion	—	107
Other liabilities	3,116	3,157
Total liabilities	4,925	5,189
Stockholders' equity
Common stock and additional paid-in capital	36,129	34,886
Accumulated other comprehensive loss	(276)	(455)
Retained earnings	11,297	9,787
Total stockholders' equity	47,150	44,218
Total liabilities and stockholders' equity	$52,075	$49,407

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities
Net income	$1,510	$512
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	552	457
Share-based compensation	747	694
Deferred income taxes	(65)	(223)
Tax benefit from share-based award activity	494	423
Excess tax benefit from share-based award activity	(494)	(423)
Other	13	6
Changes in assets and liabilities:
Accounts receivable	267	84
Prepaid expenses and other current assets	(106)	(43)
Other assets	15	(32)
Accounts payable	2	(15)
Partners payable	(3)	(13)
Accrued expenses and other current liabilities	(16)	134
Deferred revenue and deposits	(2)	(10)
Other liabilities	69	149
Net cash provided by operating activities	2,983	1,700
Cash flows from investing activities
Purchases of property and equipment	(1,132)	(502)
Purchases of marketable securities	(3,126)	(3,055)
Sales of marketable securities	2,013	608
Maturities of marketable securities	537	339
Acquisitions of businesses, net of cash acquired, and purchases of intangible assets	(1)	(257)
Change in restricted cash and deposits	33	23
Net cash used in investing activities	(1,676)	(2,844)
Cash flows from financing activities
Principal payments on capital lease and other financing obligations	(312)	(47)
Excess tax benefit from share-based award activity	494	423
Other financing activities, net	2	(5)
Net cash provided by financing activities	184	371
Effect of exchange rate changes on cash and cash equivalents	58	(123)
Net increase (decrease) in cash and cash equivalents	1,549	(896)
Cash and cash equivalents at beginning of period	4,907	4,315
Cash and cash equivalents at end of period	$6,456	$3,419

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended March 31,
	2016	2015
Supplemental cash flow data
Cash paid during the period for:
Interest	$11	$3
Income taxes, net	$170	$119
Non-cash investing and financing activities:
Net change in accounts payable, accrued expenses and other current liabilities, and other liabilities related to property and equipment additions	$52	$186
Promissory note payable issued in connection with an acquisition	$—	$198

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages and per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2016	2015
GAAP revenue	$5,382	$3,543
Foreign exchange effect on 2016 revenue using 2015 rates	202
Revenue excluding foreign exchange effect	$5,584
GAAP revenue year-over-year change %	52%
Revenue excluding foreign exchange effect year-over-year change %	58%
GAAP advertising revenue	$5,201	$3,317
Foreign exchange effect on 2016 advertising revenue using 2015 rates	202
Advertising revenue excluding foreign exchange effect	$5,403
GAAP advertising revenue year-over-year change %	57%
Advertising revenue excluding foreign exchange effect year-over-year change %	63%
GAAP costs and expenses	$3,373	$2,610
Share-based compensation expense	(747)	(703)
Payroll tax expenses related to share-based compensation	(41)	(25)
Amortization of intangible assets	(180)	(179)
Non-GAAP costs and expenses	$2,405	$1,703
GAAP income from operations	$2,009	$933
Share-based compensation expense	747	703
Payroll tax expenses related to share-based compensation	41	25
Amortization of intangible assets	180	179
Non-GAAP income from operations	$2,977	$1,840
GAAP net income	$1,510	$512
Share-based compensation expense	747	703
Payroll tax expenses related to share-based compensation	41	25
Amortization of intangible assets	180	179
Income tax adjustments	(249)	(230)
Non-GAAP net income	$2,229	$1,189
GAAP and Non-GAAP diluted shares	2,888	2,836
GAAP diluted earnings per share	$0.52	$0.18
Non-GAAP adjustments to net income	0.25	0.24
Non-GAAP diluted earnings per share	$0.77	$0.42
GAAP operating margin	37%	26%
Share-based compensation expense	14%	20%
Payroll tax expenses related to share-based compensation	1%	1%
Amortization of intangible assets	3%	5%
Non-GAAP operating margin	55%	52%
GAAP income before provision for income taxes	$2,065	$932
GAAP provision for income taxes	555	420
GAAP effective tax rate	27%	45%
GAAP income before provision for income taxes	$2,065	$932
Share-based compensation and related payroll tax expenses	788	728
Amortization of intangible assets	180	179

Non-GAAP income before provision for income taxes	$3,033	$1,839
Non-GAAP provision for income taxes	804	650
Non-GAAP effective tax rate	27%	35%
Net cash provided by operating activities	$2,983	$1,700
Purchases of property and equipment	(1,132)	(502)
Free cash flow	$1,851	$1,198